Exhibit 99.1

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

1.	GENERAL.

(a)        Relationship to Prior Plans. The Plan is the successor to the 2014 Plan. As of the Effective Date, (i) no additional awards may be granted under the 2014 Plan; (ii) the Prior Plans’ Available Reserve plus any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plans will remain subject to the terms of the applicable Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.

(b)        Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Ordinary Shares through the granting of Awards.

(c)        Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(d)        Adoption Date. The Plan will come into existence on the Adoption Date. No Award may be granted under the Plan prior to the Adoption Date. Any Award granted prior to the Effective Date is contingent upon timely receipt of shareholder approval to the extent required under applicable tax, securities and regulatory rules, and satisfaction of any other compliance requirements.

2.	SHARES SUBJECT TO THE PLAN.

(a)        Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of Ordinary Shares that may be issued pursuant to Awards will not exceed 47,140,187 shares, which number is the sum of: (i) 4,800,000 new shares; plus (ii) 7,000,000 shares that were approved at the Company’s 2021 Annual General Meeting of Shareholders; plus (iii) the number of shares originally approved for the Plan (consisting of: (1) 6,900,000 shares; plus (2) the Prior Plan’s Available Reserve; plus (3) the number of Returning Shares, if any, as such shares become available from time to time).

(b)        Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Stock Options shall be 42,340,187 shares.

(c)        Share Reserve Operation.

(i)        Share Counting. Subject to subsection 3(c)(iv), the number of Ordinary Shares available for issuance under the Plan shall be reduced by: (1) one Ordinary Share for each Ordinary Share issued pursuant to (A) an Appreciation Award granted under the Plan and (2) 1.40 Ordinary Shares for each Ordinary Share issued pursuant to a Full Value Award granted under the Plan. The number of Ordinary Shares available for issuance under the Plan will be increased by: (A) one share for each Returning Share subject to an Appreciation Award and (B) 1.40 Ordinary Shares for each Returning Share subject to a Full Value Award.

(ii)        Limit Applies to Ordinary Shares Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of Ordinary Shares that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of Ordinary Shares reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(iii)        Actions that Do Not Constitute Issuance of Ordinary Shares and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, or (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Ordinary Shares).

(iv)        Reversion of Previously Issued Ordinary Shares to Share Reserve.

(1)        Shares Available for Subsequent Issuance. If any Award is forfeited back to the Company or Ordinary Shares are redeemed or repurchased by the Company or any Affiliate (in accordance with applicable Irish law) because of the failure to meet a contingency or condition required to vest such Ordinary Shares, then the Ordinary Shares that are forfeited, redeemed or repurchased shall revert to and again become available for issuance under the Plan. The number of Ordinary Shares that shall revert to and again available for issuance under the Plan pursuant to the foregoing provision shall be: (A) one share for each forfeited, redeemed or repurchased share subject to an Appreciation Award granted under the Plan and (B) 1.40 Ordinary Shares for each forfeited, redeemed or repurchased share subject to a Full Value Award granted under the Plan.

(2)        Shares Not Available for Subsequent Issuance. The following Ordinary Shares will not become available again for issuance under the Plan: (A) any Ordinary Shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award or an award granted under a Prior Plan (including any shares subject to such Award or award granted under a Prior Plan that are not delivered because such award is exercised through a reduction of shares subject to such Award or award granted under a Prior Plan (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a Withholding Obligation of an Award or tax withholding obligation of an award granted under a Prior Plan; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of any Award or award granted under a Prior Plan; and (D) in the event that stock appreciation right granted under the Plan or a Prior Plan is settled in Ordinary Shares, the gross number of Ordinary Shares subject to such award.

3.	ELIGIBILITY, LIMITATIONS AND OTHER TERMS.

(a)        Eligible Award Recipients. Subject to the terms of the Plan, Employees are eligible to receive Awards.

(b)        Specific Award Limitations.

(i)        Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii)        Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii)        Limitations on Incentive Stock Options Granted to Ten Percent Shareholders. A Ten Percent Shareholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv)        Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the shares underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c)        Aggregate Incentive Stock Option Limit. The aggregate maximum number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d)        Minimum Vesting Requirements. No Award may vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the Award; provided, however, that up to five percent (5%) of the Share Reserve may be subject to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.

(e)        Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any Ordinary Shares subject to a Restricted Stock Award, or Restricted Stock Unit Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement. Dividend or dividend equivalents may not be paid or credited with respect to any Awards, other than as specified above.

(f)        Vesting upon Death. Notwithstanding anything in the Plan to the contrary, if a Participant’s Continuous Service terminates as a result of the Participant’s death, each of the Participant’s Awards will become fully vested (and exercisable, if applicable) as of the date of such termination, to the extent that such Awards are outstanding and unvested as of the date of such termination; provided, however, that, notwithstanding the foregoing, with respect to any such Award that is subject to performance-based vesting conditions or requirements, such Award will continue to be subject to the terms of such Award (including such performance-based vesting conditions or requirements), except that on and following the date of such termination, any Continuous Service requirement and any requirement that such Award terminate or be forfeited upon the date of such termination will not be applicable to such Award; provided further, however, that, notwithstanding the foregoing, this Section 3(f) will not be applicable to any of the Participant’s Awards if such termination occurs in connection with an event that would qualify for a termination of the Participant’s Continuous Service for Cause.

4.	OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in Ordinary Share equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)        Term. Subject to Section 3(b)(iii) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)        Exercise or Strike Price. Subject to Section 3(b)(iii) regarding Ten Percent Shareholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code, provided that in all cases the exercise price is not less than the nominal value of an Ordinary Share.

(c)        Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement; provided, however, that where Ordinary Shares are issued pursuant to the exercise of an Option, the nominal value of each newly issued Ordinary Share is fully paid up:

(i)        by cash or check, bank draft or money order payable to the Company;

(ii)      pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Ordinary Shares subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii)      by delivery to the Company (either by actual delivery or attestation) of Ordinary Shares that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Ordinary Shares is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Ordinary Shares, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)      if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter, (2) irrespective of whether a “net exercise” arrangement is used, the nominal value of each newly issued Ordinary Shares will be fully paid up in cash and (3) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment;

(v)       deduction from salary due and payable to an Employee by the Company or any Affiliate; or

(vi)       in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d)        Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of Ordinary Shares equal to the number of Ordinary Share equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Ordinary Shares or cash (or any combination of Ordinary Shares and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement; provided, however, that where Ordinary Shares are issued pursuant to a Stock Appreciation Right, the nominal value of each newly issued Ordinary Share is fully paid up.

(e)        Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i)        Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii)        Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f)        Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g)        Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the Ordinary Shares subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h)        Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)        three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii)      12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii)      18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv)      18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the Ordinary Shares subject to the terminated Award, or any consideration in respect of the terminated Award.

(i)        Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of Ordinary Shares upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of Ordinary Shares upon such exercise would violate Applicable Law, or (ii) the immediate sale of any Ordinary Shares issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j)        Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any Ordinary Shares until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k)        Whole Shares. Options and SARs may be exercised only with respect to whole Ordinary Shares or their equivalents.

5.	AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a)        Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i)        Form of Award.

(1)        RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, Ordinary Shares subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a shareholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)        RSUs: An RSU Award represents a Participant’s right to be issued on a future date the number of Ordinary Shares that is equal to the number of restricted stock units subject to the RSU Award. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue Ordinary Shares in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a shareholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii)        Consideration.

(1)        RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law; provided, however, that where Ordinary Shares are issued pursuant to a Restricted Stock Award the nominal value of each newly issued Ordinary Share is fully paid up.

(2)        RSU: Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any Ordinary Shares pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any Ordinary Shares in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law; provided, however, that where Ordinary Shares are issued pursuant to an RSU Award the nominal value of each newly issued Ordinary Share is fully paid up.

(iii)      Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv)      Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the Ordinary Shares held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the Ordinary Shares issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v)      Settlement of RSU Awards. An RSU Award may be settled by the issuance of Ordinary Shares or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b)        Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board; provided, however, that where Ordinary Shares are issued pursuant to any Performance Award, the nominal value of each newly issued Ordinary Share is fully paid up.

(c)        Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards; provided, however, that where Ordinary Shares are issued pursuant to any Other Stock Award, the nominal value of each newly issued Ordinary Share is fully paid up.

6.	ADJUSTMENTS UPON CHANGES IN ORDINARY SHARES; OTHER CORPORATE EVENTS.

(a)        Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of Ordinary Shares subject to the Plan pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Ordinary Shares subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional Ordinary Shares shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b)        Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)        Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i)        Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Ordinary Shares issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii)      Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

(iii)      Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)      Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d)        Appointment of Shareholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)        No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, rights or options to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Ordinary Shares or the rights thereof or which are convertible into or exchangeable for Ordinary Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.	ADMINISTRATION.

(a)        Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b)        Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)        To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Ordinary Shares or other payment pursuant to an Award; (5) the number of Ordinary Shares or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award.

(ii)      To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)      To settle all controversies regarding the Plan and Awards granted under it.

(iv)      To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v)      To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Ordinary Shares or the share price of the Ordinary Shares including any Corporate Transaction, for reasons of administrative convenience.

(vi)      To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)      To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that shareholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)    To submit any amendment to the Plan for shareholder approval.

(ix)      To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x)      Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)     To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(c)        Delegation to Committee.

(i)        General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)       Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)        Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)        Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the shareholders of the Company have approved such an action within twelve months prior to such an event.

(f)        Delegation to Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of Ordinary Shares to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of Ordinary Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8.	TAX WITHHOLDING

(a)        Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any Withholding Obligations, if any, which may arise in connection with the grant, exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue Ordinary Shares subject to an Award, unless and until such Withholding Obligations are satisfied.

(b)        Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any Withholding Obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Ordinary Shares from the Ordinary Shares issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(c)        No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Ordinary Shares on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Ordinary Shares on the date of grant as subsequently determined by the Internal Revenue Service.

(d)        Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Withholding Obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9.    MISCELLANEOUS.

(a)        Source of Shares. The stock issuable under the Plan will be authorized but unissued or reacquired Ordinary Shares, including shares redeemed or repurchased by the Company or any Affiliate on the open market or otherwise, in accordance with Irish law.

(b)        Use of Proceeds from Sales of Ordinary Shares. Proceeds from the sale of Ordinary Shares pursuant to Awards will constitute general funds of the Company.

(c)        Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d)        Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Ordinary Shares subject to such Award is reflected in the records of the Company.

(e)        No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award the employment of an Employee with or without notice and with or without cause. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f)        Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g)        Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h)        Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Ordinary Shares (e.g., a share certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i)        Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Ordinary Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j)        Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k)        Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l)        Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m)        Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.

(n)        Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Ordinary Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o)        Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Illinois.

10.	COVENANTS OF THE COMPANY.

(a)        Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Ordinary Shares upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Ordinary Shares issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Ordinary Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Ordinary Shares pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.	ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

(a)        Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b)        Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i)        If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii)        If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii)        If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c)        Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction.

(i)        Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1)        If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2)        If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii)        Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1)        In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2)        If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (d) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3)        The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d)        If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(d) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i)        Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii)        The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii)        To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv)        The provisions in this subsection (d) for delivery of the shares in respect of the settlement of an RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12.	SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13.	TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.	DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)        “2014 Plan” means the Horizon Therapeutics Public Limited Company Amended and Restated 2014 Equity Incentive Plan.

(b)        “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(c)        “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(d)        “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(e)        “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(f)        “Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or (ii) an Option or SAR granted under the Plan, in each case with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Ordinary Shares subject to the stock option or stock appreciation right, or Option or SAR, as applicable, on the date of grant.

(g)        “Award” means any right to receive Ordinary Shares, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award or any Other Award).

(h)        “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(i)        “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(j)        “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, reverse share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(k)        “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s repeated failure to perform one or more essential duties and responsibilities to the Company; (ii) such Participant’s failure to follow the lawful directives of manager(s); (iii) such Participant’s material violation of any Company policy; (iv) such Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct or gross misconduct; (v) such Participant’s unauthorized use or disclosure of any proprietary information, confidential information or trade secrets of the Company or any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (vi) such Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company or violation of any statutory duty owed to the Company. Any determination that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or Affiliate or such Participant for any other purpose. The determination that a termination of the Participant’s Continuous Service is for Cause will be made by the Board or Compensation Committee with respect to Participants who are executive officers of the Company and by the Chief Executive Officer with respect to Participants who are not executive officers of the Company.

(l)        “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

(i)        any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company or any Affiliate reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company or any Affiliate, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)        there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)       the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)       there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)       individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to (i) a compromise or arrangement sanctioned by the Irish courts under section 201 of the Companies Act 1963 (as may be amended, updated or replaced from time to time) (the “1963 Act”) or (ii) a scheme, contract or offer which has become binding on all shareholders pursuant to Section 204 of the 1963 Act, or (iii) a bid pursuant to Regulation 23 or 24 of the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(m)        “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(n)        “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(o)        “Company” means Horizon Therapeutics Public Limited Company, a company incorporated under the laws of Ireland.

(p)        “Compensation Committee” means the Compensation Committee of the Board.

(q)        “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an

Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(r)        “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company (or an Affiliate, if applicable), in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer of the Company (or an Affiliate, if applicable), including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s (or an Affiliate’s, if applicable) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(s)        “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)        a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii)       a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)       a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)       a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(t)        “Director” means a member of the Board.

(u)       “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(v)       “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(w)         “Effective Date” means the date of the annual meeting of shareholders of the Company held in 2020; provided, that this Plan is approved by the Company’s shareholders at such meeting.

(x)         “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(y)         “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(z)         “Entity” means a corporation, partnership, limited liability company or other entity.

(aa)       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb)       “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of shares of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(cc)        “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Ordinary Shares (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)        If the Ordinary Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in a source the Board deems reliable.

(ii)       If there is no closing sales price for the Ordinary Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)      In the absence of such markets for the Ordinary Shares, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(dd)       “Full Value Award” means an Award granted under the Plan or an award granted under a Prior Plan in each case that is not an Appreciation Award.

(ee)       “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(ff)       “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of Ordinary Shares subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(gg)       “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(hh)       “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(ii)       “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(jj)        “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, (ii) the terms of any Non-Exempt Severance Agreement.

(kk)       “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(ll)       “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(mm)       “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(nn)       “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(oo)       “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase Ordinary Shares granted pursuant to the Plan.

(pp)       “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(qq)       “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(rr)       “Ordinary Shares” means the ordinary shares in the capital of the Company with a nominal value of US$0.0001 per share.

(ss)       “Other Award” means an award based in whole or in part by reference to the Ordinary Shares which is granted pursuant to the terms and conditions of Section 5(c).

(tt)        “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(uu)        “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(vv)        “Participant” means an Employee to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ww)        “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Ordinary Shares.

(xx)        “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any measure of performance selected by the Board.

(yy)        “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding Ordinary Shares by reason of any share dividend or split, share repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to holders of Ordinary Shares other than regular cash dividends; (9) to exclude the effects of share-based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(zz)        “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(aaa)        “Plan” means this Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan.

(bbb)        “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(ccc)        “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(ddd)        “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the 2014 Plan as of February 25, 2020, including the number of shares available for the grant of “inducement awards” under the 2014 Plan pursuant to Nasdaq Listing Rule 5635(c)(4).

(eee)        “Prior Plans” means the 2014 Plan, the Horizon Pharma, Inc. 2011 Equity Incentive Plan and the Horizon Pharma, Inc. 2005 Stock Plan and each is a “Prior Plan”.

(fff)        “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(ggg)        “Restricted Stock Award” or “RSA” means an Award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 5(a).

(hhh)        “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(iii)        “Returning Shares” means shares subject to outstanding share awards granted under the Prior Plans, including any outstanding share awards granted under the Prior Plans as “inducement awards” pursuant to Nasdaq Listing Rule 5635(c)(4), and that following February 25, 2020: (A) are not issued because such share award or any portion thereof expires or otherwise terminates without all of the shares covered by such share award having been issued; (B) are not issued because such award or any portion thereof is settled in cash; or (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(jjj)    “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of Ordinary Shares which is granted pursuant to the terms and conditions of Section 5(a).

(kkk)        “RSU Award Agreement” means a written agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(lll)        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(mmm)        “Rule 405” means Rule 405 promulgated under the Securities Act.

(nnn)        “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(ooo)        “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(ppp)        “Securities Act” means the Securities Act of 1933, as amended.

(qqq)        “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(rrr)        “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 4.

(sss)        “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(ttt)        “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(uuu)        “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Affiliate.

(vvv)        “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(www)        “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(xxx)        “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

(yyy)        “Withholding Obligation” means any U.S. federal, state, local and/or foreign tax, levies or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the grant, exercise, vesting or settlement of an Award, as applicable.

HORIZON THERAPEUTICS PLC

2020 RESTRICTED STOCK UNIT AWARD SUB-PLAN

FOR FRENCH PARTICIPANTS

INTRODUCTORY SECTION

The board of directors of Horizon Therapeutics plc (the “Company”) has adopted the Horizon Therapeutics plc 2020 Equity Incentive Plan, as may be amended from time to time (the “Plan”) for the benefit of certain employees and directors of the Company and its Subsidiaries, including its French Subsidiaries.

Section 7(b)(xi) of the Plan authorizes the Board to adopt sub-plans for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws.

The Board has determined that it is necessary and desirable to establish a sub-plan for the purpose of permitting restricted stock units (“RSUs”) granted to Employees and Corporate Officers of the Company or its Subsidiaries to qualify for the special tax and social security treatment in France (“French Sub-Plan”).

The Board therefore intends to establish a sub-plan to the Plan for the purpose of granting RSUs that qualify for the specific tax and social security treatment in France applicable to shares granted for no consideration under article L 225-197-1 to L 225-197-6 of the French Commercial Code, as amended (“French-Qualified RSUs”) to qualifying Employees (as defined in the Plan and the French Sub-Plan) who are French tax resident and/or subject to the French mandatory social security contribution regime (“French Participants”).

For the avoidance of doubt, under the French Sub-Plan, the qualifying Employees will be granted only French-Qualified RSUs. The provisions of the Plan permitting the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, or any Other Awards as defined pursuant to sections 4 and 5(a)(i) or 5(b) and (c) of the Plan, are not applicable to grants made under this French Sub-Plan.

The terms of the Plan including RSU Award Grant Notice and Restricted Stock Unit Award Agreement applicable to RSUs will, subject to the modifications in the following terms and conditions, be incorporated to this document and constitute part of the French Sub-Plan.

2.	SHARES SUBJECT TO THE PLAN.

(d) Aggregate Share Capital Limitation on RSUs. The Plan and the share limitation as set forth in Section 2(a) of the Plan have been authorized by the Company’s shareholders for grants to all Participants under the Plan. The aggregate number of Ordinary Shares underlying the RSU Awards will not exceed 10% of the Company’s share capital.

3.	ELIGIBILITY AND LIMITATIONS.

(a) Eligible Award Recipients. Subject to the provisions set below, Employees are eligible to be granted Awards under the Plan, subject to the limitations described below.

(b) Specific Award Limitations.

(v) Limitations on RSUs. Notwithstanding any contrary provision in the Plan, Awards may not be granted to any French Participant who owns more than 10% of the Company’s share capital at the date of grant. Further, grants of Award under this French Sub-Plan may not result in any French Participants owning more than 10% of the Company’s share capital.

(d) Minimum Vesting Requirements. No Award may vest until at least twelve months following the date of grant of the Award. Further, no Award may vest before the second anniversary of the date of grant if the Ordinary Shares received upon vesting are not subject to a holding obligation until such second anniversary of the date of grant.

(e) Dividends and Dividend Equivalents. Notwithstanding any contrary provision in the Plan, dividends or dividend equivalents will not be paid to French Participants in order to secure the qualification of the RSU to the special tax regime set forth under article 80 quaterdecies of the French Tax Code and article L242-1.II-6° of the French Social Security Code).

5. AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) RSU Awards. Each RSU Award will have such terms and conditions as may be determined by the Board; provided, however, that each RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(ii) Consideration.

(2) RSUs: Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any Ordinary Shares pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any Ordinary Shares in settlement of the RSU Award, such consideration shall be symbolic.

(iii) Vesting. RSUs granted to French Participants may not vest before the first anniversary of the date of grant. Further, no RSU may vest before the second anniversary of the date of grant if the Ordinary Shares received upon vesting are not subject to any holding obligation until such second anniversary of the date of grant.

(v) Settlement of RSU Awards. Notwithstanding any contrary provision in the Plan, an RSU Award is settled by the issuance of Ordinary Shares. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

6.	ADJUSTMENTS UPON CHANGES IN ORDINARY SHARES; OTHER CORPORATE EVENTS.

(f) Adjustments relating to French Participants. In the event of Capitalization Adjustments or adjustments in relation to Corporate Transactions, the RSUs may no longer qualify as French-Qualified RSUs unless such adjustments are recognized under applicable French legal and tax rules and French administrative guidelines. The Board, at its discretion, may adjust the RSUs, notwithstanding that such adjustments are not recognized under French law and that the RSUs may no longer qualify as French-Qualified RSUs for French tax purposes.

9.	MISCELLANEOUS.

(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(o) Interpretation of the French Sub-Plan. The RSUs granted under this French Sub-Plan are intended to qualify for the specific tax and social security treatment applicable to RSUs granted under articles L. 225-197-1 to L. 225-197-5 and L. 22-10-59 and L. 22.10.60 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but the Company does not undertake to maintain this status. The terms of this French Sub-Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant administrative guidelines and subject to the fulfilment of legal, tax, and reporting obligations, to the extent applicable. In the event of any conflict between the provisions of this French Sub-Plan and the Plan, the provisions of this French Sub-Plan shall control for any grants of RSUs made hereunder to French Participants.

14.	DEFINITIONS.

The following terms used in the Plan are deleted and replaced as follows for the purposes of the French Sub-Plan:

Term used in Plan	Replacement term in French Sub-Plan

Affiliate	means, at the date of grant, any subsidiary of the Company which at least 10% of the capital or of the voting rights are held directly or indirectly by the Company.

Award	means a French-Qualified Restricted Stock Unit.

Continuous Service	means that the Participant’s service with the Company or an Affiliate, is not terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or a change in the Entity for which the Participant renders such service, provided that there is no termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. By exception, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service.

Disability	means total and permanent disability as defined by French law under categories 2 and 3 of article L 341-4 of the French Social Security Code, as amended.

Employee	means any person employed by the Company or an Affiliate under an effective employment contract at the date of grant. Managing corporate officers (mandataires sociaux) without an effective employment contract or whose employment contract has been suspended are not eligible to receive RSUs.

RSU	means restricted stock units granted under this French Sub-Plan for no consideration which shall be settled only in Ordinary Shares.

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

2020 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT—GLOBAL

As reflected by your Stock Option Grant Notice (“Grant Notice”) Horizon Therapeutics Public Limited Company (the “Company”) has granted you an option under its 2020 Equity Incentive Plan (the “Plan”) to purchase a number of Ordinary Shares at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in this Stock Option Agreement, including if you are an employee that works or resides outside the U.S., any additional terms and conditions applicable to you as set forth in the appendix attached hereto, and your Grant Notice collectively constitute your Option Agreement.

The general terms and conditions applicable to your Option are as follows:

1. GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan, including but not limited to the provisions in:

(a) Section 6 regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your Option;

(b) Section 9(e) regarding the Company’s or your employer’s retained rights to terminate your Continuous Service notwithstanding the grant of the Option; and

(c) Section 8(c) regarding the tax and social security consequences of your Option.

Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2. EXERCISE.

(a) You may generally exercise the vested portion of your Option for whole Ordinary Shares at any time during its term by delivery of payment of the exercise price and applicable tax and social security withholding obligations and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review Sections 4(i), 4(j) and 7(b)(v) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.

(b) To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:

(i) cash, check, bank draft or money order;

(ii) pursuant to a “cashless exercise” program as further described in Section 4(c)(ii) of the Plan if at the time of exercise the Ordinary Shares are publicly traded;

(iii) subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned Ordinary Shares as further described in Section 4(c)(iii) of the Plan; or

(iv) subject to Company and/or Committee consent at the time of exercise, by a “net exercise” arrangement as further described in Section 4(c)(iv) of the Plan; provided, however, that if you are subject to U.S. federal income taxes and your Option is an Incentive Stock Option, a “net exercise” arrangement is not available.

3. TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;

(c) 12 months after the termination of your Continuous Service due to your Disability;

(d) 18 months after your death if you die during your Continuous Service;

(e) immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction,

(f) the Expiration Date indicated in your Grant Notice; or

(g) the day before the 10th anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option shall not expire until the earlier of (i) eighteen months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in Section 4(i) of the Plan.

If you are subject to U.S. federal income taxes, to obtain the U.S. federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your Option and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. If the Company provides for the extended exercisability of your Option under certain circumstances for your benefit, your Option will not necessarily be treated as an Incentive Stock Option if you exercise your Option more than three months after the date your employment terminates.

4. WITHHOLDING OBLIGATIONS.

(a) You acknowledge that, regardless of any action taken by the Company, or if different, the Affiliate employing or engaging you (the “Employer”), the ultimate liability for all income tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option, the subsequent sale of any Ordinary Shares acquired pursuant to the Option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.

(b) As further provided in Section 8 of the Plan, you may not exercise your Option unless the Tax-Related Items withholding obligations are satisfied. In this regard, prior to any relevant taxable or tax withholding event, you hereby authorize the Company and/or the Employer, or their respective agents, at their discretion and pursuant to such procedures as they may specify from time to time, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from payroll and any other amounts payable to you, (ii) withholding from proceeds of the sale of Ordinary Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (iii) any other method permitted by the Plan Administrator. The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts, or other applicable withholding rates, including maximum applicable rates in your jurisdiction(s). If the maximum rate is used, any over-withheld amount may be refunded to you in cash by the Company or Employer (with no entitlement to the equivalent in Ordinary Shares), or if not refunded, you may seek a refund from the local tax authorities. If the obligation for Tax-Related Items is satisfied by withholding in Ordinary Shares, for tax purposes, you are deemed to have been issued the full number of Ordinary Shares subject to the exercised Options, notwithstanding that a number of the Ordinary Shares are held back solely for the purpose of paying the Tax-Related Items. You must pay to the Company and/or the

Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. Accordingly, you may not be able to exercise your Option even though the Option is vested, and the Company shall have no obligation to issue Ordinary Shares subject to your Option, unless and until such obligations are satisfied. In the event that the amount of the Tax-Related Items withholding obligation in connection with your Option was greater than the amount actually withheld by the Company or your Employer, you agree to indemnify and hold the Company and your Employer harmless from any failure by the Company or your Employer to withhold the proper amount.

5. NATURE OF GRANT. In accepting the Option, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;

(d) the Option grant and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate;

(e) you are voluntarily participating in the Plan;

(f) the Option and any Ordinary Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g) the Option and any Ordinary Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h) the future value of the Ordinary Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(i) if the underlying Ordinary Shares do not increase in value, the Option will have no value;

(j) if you exercise the Option and acquire Ordinary Shares, the value of such Ordinary Shares may increase or decrease in value, even below the exercise price;

(k) for purposes of the Option, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Option Agreement or determined by the Company, (i) your right to vest in the Option under the Plan, if any, and (ii) the period (if any) during which you may exercise the Option after such termination of Continuous Service will terminate as of such date and in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Option (including whether you may still be considered to be providing services while on a leave of absence);

(l) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from your termination of Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed, or the terms of your employment agreement, if any) ), and in consideration of the grant of this Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(m) unless otherwise agreed with the Company in writing, the Option and any Ordinary Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of the Company or any Affiliate; and

(n) neither the Company, the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any Ordinary Shares acquired upon exercise.

6. TRANSFERABILITY.

(a) Except as provided in Section 4(e) of the Plan, your Option is not transferable, except to your personal representative on your death, and is exercisable during your life only by you or by your personal representative after your death.

(b) If you are an Officer of the Company on the date your Option is granted to you, the provisions of this Section 6(b) are applicable to you. Any Ordinary Shares issued to you upon exercise of your Option may not be transferred, sold or otherwise disposed of by you within the one (1) year period that commences on the date the shares are issued to you (the “Holding Period”); provided that nothing in this Section 6(b) shall prohibit the disposition of Ordinary Shares in connection with a Change in Control or the withholding of shares that would otherwise be issued pursuant to exercise of the option in satisfaction of applicable withholding taxes. After the Holding Period has expired, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such issued Ordinary Shares provided that any such actions are in compliance with the provisions herein, any applicable Company policies (including, but not limited to, insider trading and window period policies) and applicable securities laws.

7. CORPORATE TRANSACTION. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

8. NO LIABILITY FOR TAXES. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax or social security liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax and social security consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, if you are subject to U.S. taxes, you acknowledge that the Option is exempt from Section 409A for U.S. tax purposes, only if the exercise price is at least equal to the “fair market value” of the Ordinary Shares on the date of grant as determined by the U.S. Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Ordinary Shares on the date of grant as subsequently determined by the U.S. Internal Revenue Service.

9. CLAWBACK/RECOVERY. If you are an Officer, the provisions of this Section 9 are applicable to you. Your Option and any shares issued upon exercise of your Option will be subject to recoupment in accordance with: (i) the Company’s Incentive Compensation Recoupment Policy, (ii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and (iii) any clawback policy that the Company otherwise adopts, in each case to the extent applicable and permissible under Applicable Law. No recovery of compensation under such a clawback policy will be an event giving rise to your right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

10. SEVERABILITY. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid

11. WAIVER. You acknowledge that a waiver by the Company of a breach of any provision of this Option Agreement shall not operate or be construed as a waiver of any other provision of this Option Agreement, or of any subsequent breach of this Option Agreement.

12. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Ordinary Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

13. DATA PRIVACY. By accepting this Agreement in accordance with the Company’s option acceptance procedures, you acknowledge and understand the data processing practices described herein in relation to the collection, Processing and use of your Personal Data (as defined below) by the Company and the transfer of your Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.

(a) Acknowledgement of Processing. You understand that you should review the following information about the Processing of your Personal Data by or on behalf of the Company, the Employer and/or any Affiliate, as described herein, and any other Option materials. With regard to the Processing of your Personal Data in connection with the Plan, you understand that the Company is the Controller of the Personal Data and that you will not be able to participate in the Plan if you fail to provide your Personal Data when requested.

(b) Data Processing and Legal Basis. The Company collects your Personal Data from you and uses or otherwise Processes your Personal Data for the purposes of allocating Ordinary Shares and implementing, administering and managing the Plan. You understand that this Personal Data may include, without limitation, your name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any Ordinary Shares or directorships held in the Company or its Subsidiaries, details of all Options or any other entitlement to Ordinary Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in your favor. The legal basis for the Processing of your Personal Data will be the legitimate interests of the Company to offer and operate the Plan.

(c) Stock Plan Administration Service Providers. You understand that the Company may transfer your Personal Data, or parts thereof, to Charles Schwab & Co., Inc. (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share your Personal Data with such different service provider that serves the Company in a similar manner. You understand and acknowledge that the Company’s service provider may open an account for you to receive and trade Ordinary Shares acquired under the Plan and that you will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of your ability to participate in the Plan.

(d) International Data Transfers. You understand that as of the date hereof the Plan Administrator and other parties assisting in the implementation, administration and management of the Plan, such as the Company’s employees and other service providers, are based in the United States. If you are located outside the United States, you understand and acknowledge that your country has enacted data privacy laws that are different from the laws of the United States. Transfers of personal data from the EU to the United States can be made on the basis of Standard Contractual Clauses approved by the European Commission or other appropriate safeguards permissible under Data Protection Legislation. If you are located in the EU or EEA, the Company may receive, Process and transfer your Personal Data onward to third-party service providers solely on the basis of appropriate data transfer agreements or other appropriate safeguards permissible under Data Protection Legislation. If applicable, you understand that you can ask for a copy of the appropriate data processing agreements underlying the transfer of your Personal Data by contacting your local human resources representative. The Company’s legal basis for the transfer of your Personal Data is its legitimate interests in operating the Plan.

(e) Data Retention. You understand that the Company will use your Personal Data only as long as is necessary to implement, administer and manage your participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, you understand and acknowledge that the Company’s legal basis for the Processing of your Personal Data would be compliance with Data Protection Legislation or the pursuit by the Company of respective legitimate interests not outweighed by your interests, rights or freedoms. When the Company no longer needs your Personal Data for any of the above purposes, you understand the Company will remove it from its systems.

(f) Data Subject Rights. You understand that data subject rights regarding the Processing of Personal Data vary depending on the Applicable Law and that, depending on where you are based and subject to the conditions set out in the Data Protection Legislation, you may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about you and how it is Processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about you that is inaccurate, incomplete or out-of-date in light of the purposes underlying the Processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the Processing, Processed for legitimate interests that, in the context of your objection, do not prove to be compelling, or Processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the Processing of your Personal Data in certain situations where you feel its Processing is inappropriate, (v) object, in certain circumstances, to the Processing of Personal Data for legitimate interests, and to (vi) request portability of your Personal Data that you have actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the Processing of such Personal Data is carried out by automated means. In case of concerns, you understand that you may also have the right to lodge a complaint with the competent local Supervisory Authority. Further, to receive clarification of, or to exercise any of your rights, you should contact your local human resources representative.

(g) Alternate Basis. Finally, you understand that the Company may rely on a different basis for the Processing or transfer of Personal Data in the future where required to do so by (for example) a change in the type of Processing taking place or a change in law. You understand and agree that you will not be able to participate in the Plan if you fail to agree to a new or different lawful basis for the Processing of Personal Data.

(h) Defined Terms. For the purposes of this clause, the following terms have the following means: “Data Protection Legislation” means (i) the GDPR and any consequential national data protection legislation, including without limitation the Irish Data Protection Acts 1988 to 2018; (ii) or any replacement legislation applicable in Ireland from time to time, and, where applicable, any binding guidance and codes of practice issued or approved by a Supervisory Authority (or any replacement group from time to time); “GDPR” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016; “Supervisory Authority” means the Irish Data Protection Commission or any successor body authority responsible for the monitoring and enforcement of the Data Protection Legislation or an organization which fulfils a similar function in another jurisdiction appointed by equivalent Applicable Law; and “Controller”, “Data Subject”, “Personal Data”, and “Processing” (or “Process” or “Processed”) shall have the meanings given to those terms in the GDPR.

14. LANGUAGE. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Option Agreement. If you have received this Option Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

15. VENUE. For purposes of any action, lawsuit or other proceeding brought to enforce this Option Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction and venue of the federal court in the Northern District of Illinois, and state courts located in the state of Illinois, county of Cook, and no other courts where this grant is made and/or to be performed.

16. INSIDER TRADING RESTRICTIONS / MARKET ABUSE LAW. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Ordinary Shares are listed and in applicable jurisdictions, including the United States, your country and the designated broker’s country, which may affect your ability to accept, acquire, sell or otherwise dispose of Ordinary Shares, rights to Ordinary Shares (i.e., Options) or rights linked to the value of the Ordinary Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Trading Policy, or any other applicable insider trading policy then in effect. You acknowledge that you are responsible for complying with any applicable restrictions and are encouraged to speak with your personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in your country.

17. FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Ordinary Shares or cash (including dividends and the proceeds arising from the sale of Ordinary Shares) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The Applicable Laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.

18. COUNTRY-SPECIFIC PROVISIONS. Notwithstanding any provisions of this Option Agreement to the contrary, the Option shall be subject to any terms and conditions for your country of residence (and country of employment, if different) set forth in the appendix attached hereto (the “Appendix”). Further, if you transfer residence and/or employment to another country reflected in the Appendix, the terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option Agreement.

19. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any Ordinary Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.

21. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable federal income tax consequences please see the Prospectus.

* * * *

APPENDIX

TO THE

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

2020 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Stock Option Agreement.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option granted to you under the Plan if you are an employee that works or resides outside the U.S. and/or in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the Date of Grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. References to your Employer shall include any entity that engages your services.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for your convenience. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in or exercise the Option or sell any Ordinary Shares acquired upon exercise.

In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the applicable laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.

CANADA

Terms and Conditions

Method of Exercise. Due to regulatory considerations in Canada, you are prohibited from surrendering Ordinary Shares that you already own or attesting to the ownership of Ordinary Shares or utilizing a “net exercise” procedure to pay the exercise price or any Tax-Related Items in connection with the Option. The Company reserves the right to permit these methods of payment depending on the development of local law.

Termination. The following provision replaces Section 5(k) of the Option Agreement in its entirety:

(k) In the event of the termination of your Continuous Service (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in the Option Agreement or determined by the Company, your right to vest in the Option under the Plan will terminate effective as of the earlier of (i) the date upon which you cease to provide services, or (b) the date upon which you receive a notice of termination, and the period (if any) during which you may exercise the Option after such termination of Continuous Service will commence on the same date and will not in either case be extended by any contractual notice period in which you do not actively provide services or any period of pay in lieu of such notice (including, but not limited to Canadian statutory law, regulatory law and/or common law) mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Option (including whether you may still be considered to be providing services while on a leave of absence);

The following terms and conditions apply to employees resident in Quebec:

Language. The parties acknowledge that it is their express wish that this agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Notifications

Securities Law Information. You are permitted to sell Ordinary Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the Company is a foreign issuer that is not public in Canada and the sale of the Ordinary Shares acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, a foreign issuer is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada; and (iii) does not have a majority of its executive officers or directors ordinarily resident in Canada. If any designated broker is appointed under the Plan, you shall sell such securities through the designated broker.

Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign specified property held outside Canada (including Options and Ordinary Shares acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds CAD 100,000 at any time during the year. Thus, if the CAD 100,000 cost threshold is exceeded by other foreign specified property held by the individual, Options must be reported (generally at a nil cost). For purposes of such reporting, Ordinary Shares acquired under the Plan may be reported at their adjusted cost basis. The adjusted cost basis of a share is generally equal to the fair market value of such share at the time of acquisition; however, if you own other Ordinary Shares (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted cost bases of the other Ordinary Shares. The form T1135 generally must be filed by April 30 of the following year. You should consult with your personal legal advisor to ensure compliance with applicable reporting obligations.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of EUR 12,500 must be reported monthly to the German Federal Bank (Bundesbank). If you receive a payment in excess of EUR 12,500 in connection with the sale of Ordinary Shares acquired under the Plan or the receipt of any cash dividends, the report must be filed electronically by the fifth day of the month following the month in which the payment was received. The form of report (Allgemeines Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.

Foreign Asset/Account Reporting Information. German residents holding Ordinary Shares must notify their local tax office of the acquisition of Ordinary Shares when they file their returns for the relevant year if the value of the Ordinary Shares exceeds EUR 150,000 or in the unlikely event that the resident holds Ordinary Shares exceeding 10% of the Company’s share capital.

IRELAND

There are no country-specific provisions.

SWITZERLAND

Terms and Conditions

Taxes. The following provision supplements Section 4 of the Agreement:

By accepting the grant the Option grant, you agree to be bound by any tax ruling obtained by the Company, your Employer or any Affiliate for the canton in which you reside with respect to the Option and to sign any agreements, forms and/or consents that may be requested by the Company or your Employer or any Affiliate in connection with such ruling(s). You may obtain a copy of any tax rulings that may be applicable to you by contacting your Employer. If you reside in a canton other than the one in which you are currently working, you are advised to contact your personal tax advisor to determine the tax treatment that will be applicable to the Option.

Notifications

Securities Law Information. The Option grant is not intended to be publicly offered in or from Switzerland. Because it is considered a private offering, it is not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Option (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

STOCK OPTION GRANT NOTICE

(2020 EQUITY INCENTIVE PLAN)

Employee Name: <first_name>, <last_name>

Employee ID: <emp_id>

Award Number: <award_id>

Horizon Therapeutics Public Limited Company (the “Company”) has granted you an option on the terms set forth below (the “Option”). Your Option is subject to all the terms and conditions set forth herein and in the Company’s 2020 Equity Incentive Plan (the “Plan”) and its form of Stock Option Agreement, including if you are an employee that works or resides outside the U.S., any additional terms and conditions applicable to you as set forth in the appendix attached thereto (the “Agreement”), all of which documents are available on the Charles Schwab & Co., Inc. website. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

OPTION TERMS: Effective <award_date>, you have been granted an Option to purchase <shares_awarded> Ordinary Shares with an exercise price per Ordinary Share of <award_price>. Your Option will vest as follows, subject to your Continuous Service through the applicable vesting dates:

Options        Vest Date

<vesting_schedule>

Your Option is subject to all of the terms and conditions as set forth herein and in the Plan and Agreement which are incorporated herein in their entirety. If not previously exercised, your Option will expire on the applicable date specified in the Agreement, and no later than <expire_Date> (the “Expiration Date”).

IMPORTANT REMINDER: You must electronically accept the Option by logging into your Charles Schwab & Co., Inc account. In order to avoid forfeiture of your Option, you must electronically accept your Option at least 30 days prior to your first vesting date.

EMPLOYEE ACKNOWLEDGEMENTS: By your electronic acceptance of the Option <award_id> through your Charles Schwab & Co., Inc. account you thereby acknowledge that you understand and agree to each of the following as of <award_date>:

•

The Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Agreement, all of which are incorporated herein in their entirety, made a part of this document and available on the Charles Schwab & Co., Inc. website and may be viewed and printed by you. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “Option Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•

You consent to receive the Option Agreement, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by Charles Schwab & Co., Inc., another third party designated by the Company, or otherwise established and maintained by the Company.

•

If the Option is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

•

You have read and are familiar with the provisions of the Plan, the Stock Option Agreement, the Notice of Exercise and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Notice of Exercise, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•

The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Ordinary Shares of the Company and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option, and (iii) the Company’s Incentive Compensation Recoupment Policy, any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law.

CHARLES SCHWAB & CO., INC. BROKERAGE ACCOUNT

The Company currently utilizes Charles Schwab & Co., Inc. as its online broker. Charles Schwab & Co., Inc. offers an internet website for viewing option and other equity award data, exercising your stock options and buying or selling the shares subject to your equity awards.

QUESTIONS

Contact Horizon Therapeutics plc’s Senior Manager, Accounting and Global Equity Plan Administrator Garry Devine at                      or email                                           with any further questions regarding your equity awards.

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

2020 EQUITY INCENTIVE PLAN

AWARD AGREEMENT (RSU AWARD)—GLOBAL

As reflected by your Restricted Stock Unit Grant Notice (“Grant Notice”) Horizon Pharma Public Limited Company (the “Company”) has granted you a RSU Award under its 2020 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). Capitalized terms not explicitly defined in this Award Agreement but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your RSU Award as specified in this Award Agreement, including if you are an employee that works or resides outside the U.S., any additional terms and conditions applicable to you as set forth in the appendix attached hereto (the “Agreement”) and the Grant Notice collectively constitute your “RSU Award Agreement”.

The general terms applicable to your RSU Award are as follows:

1. GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:

(a) Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award;

(b) Section 9(e) of the Plan regarding the Company’s or your employer’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and

(c) Section 8(c) of the Plan regarding the tax and social security consequences of your RSU Award.

Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2. GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of Ordinary Shares that is equal to the number of restricted stock units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

3. DIVIDENDS. You may become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Ordinary Shares to be issued in respect of the Restricted Stock Units covered by your RSU Award. Any such dividends or distributions shall be subject to the same forfeiture restrictions as apply to the Restricted Stock Units and shall be paid at the same time that the corresponding shares are issued in respect of your vested Restricted Stock Units, provided, however that to the extent any such dividends or distributions are paid in Ordinary Shares, then you will automatically be granted a corresponding number of additional Restricted Stock Units subject to the RSU Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as apply to the Restricted Stock Units subject to the RSU Award with respect to which the Dividend Units relate.

4. WITHHOLDING OBLIGATIONS. As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax and social security withholding obligations, if any, which arise in connection with your RSU Award (the “Withholding Taxes”) in accordance with the withholding procedures established by the Company and/or your employer. Unless the Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Ordinary Shares in respect of the RSU Award. In the event the Withholding Obligation of the Company arises prior to the delivery to you of Ordinary Shares or it is determined after the delivery of Ordinary Shares to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company and your employer harmless from any failure by the Company or your employer to withhold the proper amount.

5. DATE OF ISSUANCE.

(a) The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) Ordinary Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”

(b) If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities or (2) on a date when you are otherwise permitted to sell Ordinary Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and

(ii) either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding Ordinary Shares from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash,

(iii) then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling Ordinary Shares in the open public market, but, if you are subject to U.S. federal income taxes, in no event will the shares be issued to you later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Ordinary Shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c) If you are subject to U.S. federal income taxes, to the extent the RSU Award is a Non-Exempt RSU Award, the provisions of Section 11 of the Plan shall apply.

6. NATURE OF GRANT. In accepting the RSU Award, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, other equity awards or benefits in lieu of equity awards, even if equity awards have been granted in the past;

(c) all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU Award grant and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate;

(e) you are voluntarily participating in the Plan;

(f) the RSU Award and any Ordinary Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g) the RSU Award and any Ordinary Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h) the future value of the Ordinary Shares underlying the RSU Award is unknown, indeterminable, and cannot be predicted with certainty;

(i) if the RSU Award vests and you are issued Ordinary Shares, the value of such Ordinary Shares may increase or decrease in value following the date the shares are issued; even below the Fair Market Value on the date the RSU Award is granted to you;

(j) for purposes of the RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the RSU Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence);

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from your termination of Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed, or the terms of your employment agreement, if any), and in consideration of the grant of this RSU Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l) unless otherwise agreed with the Company in writing, the RSU Award and any Ordinary Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of the Company or any Affiliate; and

(m) neither the Company, the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU Award or the subsequent sale of any Ordinary Shares acquired upon settlement of the RSU Award.

7. TRANSFERABILITY.

(a) Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution,

(b) If you are an Officer of the Company on the date your RSU Award is granted to you, the provisions of this Section 7(b) are applicable to you. Any Ordinary Shares issued to you in settlement of your RSU Award may not be transferred, sold or otherwise disposed of by you within the one (1) year period that commences on the date the shares are issued to you (the “Holding Period”); provided that nothing in this Section 6(b) shall prohibit the disposition of Ordinary Shares in connection with a Change in Control or the withholding of shares that would otherwise be issued pursuant to exercise of the option in satisfaction of applicable withholding taxes. After the Holding Period has expired, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such issued Ordinary Shares provided that any such actions are in compliance with the provisions herein, any applicable Company policies (including, but not limited to, insider trading and window period policies) and applicable securities laws.

8. CORPORATE TRANSACTION. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

9. NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax or social security liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax and social security consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

10. CLAWBACK/RECOVERY. If you are an Officer the provisions of this Section 10 are applicable to you. Your RSU Award and any shares issued in settlement of your RSU Award will be subject to recoupment in accordance with: (i) the Company’s Incentive Compensation Recoupment Policy, (ii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and (iii) any clawback policy that the Company otherwise adopts, in each case to the extent applicable and permissible under Applicable Law. No recovery of compensation under such a clawback policy will be an event giving rise to your right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company. By accepting your RSU Award you expressly agree to the application of this Section 10 to your RSU Award.

11. SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12. WAIVER. You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

13. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Ordinary Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

14. DATA PRIVACY. By accepting this Agreement in accordance with the Company’s equity award acceptance procedures, you acknowledge and understand the data processing practices described herein in relation to the collection, Processing and use of your Personal Data by the Company and the transfer of your Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.

(a) Acknowledgement of Processing. You understand that you should review the following information about the Processing of your Personal Data by or on behalf of the Company, the Employer and/or any Affiliate, as described herein, and any other RSU Award materials. With regard to the Processing of your Personal Data in connection with the Plan, you understand that the Company is the Controller of the Personal Data and that you will not be able to participate in the Plan if you fail to provide your Personal Data when requested.

(b) Data Processing and Legal Basis. The Company collects your Personal Data from you and uses or otherwise Processes your Personal Data for the purposes of allocating Ordinary Shares and implementing, administering and managing the Plan. You understand that this Personal Data may include, without limitation, your name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any Ordinary Shares or directorships held in the Company or its Subsidiaries, details of all RSU Awards or any other entitlement to Ordinary Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in your favor. The legal basis for the Processing of your Personal Data will be the legitimate interests of the Company to offer and operate the Plan.

(c) Stock Plan Administration Service Providers. You understand that the Company may transfer your Personal Data, or parts thereof, to Charles Schwab & Co., Inc. (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share your Personal Data with such different service provider that serves the Company in a similar manner. You understand and acknowledge that the Company’s service provider may open an account for you to receive and trade Ordinary Shares acquired under the Plan and that you will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of your ability to participate in the Plan.

(d) International Data Transfers. You understand that as of the date hereof the Plan Administrator and other parties assisting in the implementation, administration and management of the Plan, such as the Company’s employees and other service providers, are based in the United States. If you are located outside the United States, you understand and acknowledge that your country has enacted data privacy laws that are different from the laws of the United States. Transfers of personal data from the EU to the United States can be made on the basis of Standard Contractual Clauses approved by the European Commission or other appropriate safeguards permissible under Data Protection Legislation. If you are located in the EU or EEA, the Company may receive, Process and transfer your Personal Data onward to third-party service providers solely on the basis of appropriate data transfer agreements or other appropriate safeguards permissible under Data Protection Legislation. If applicable, you understand that you can ask for a copy of the appropriate data processing agreements underlying the transfer of your Personal Data by contacting your local human resources representative. The Company’s legal basis for the transfer of your Personal Data is its legitimate interests in operating the Plan.

(e) Data Retention. You understand that the Company will use your Personal Data only as long as is necessary to implement, administer and manage your participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, you understand and acknowledge that the Company’s legal basis for the Processing of your Personal Data would be compliance with Data Protection Legislation or the pursuit by the Company of respective legitimate interests not outweighed by your interests, rights or freedoms. When the Company no longer needs your Personal Data for any of the above purposes, you understand the Company will remove it from its systems.

(f) Data Subject Rights. You understand that data subject rights regarding the Processing of Personal Data vary depending on the Applicable Law and that, depending on where you are based and subject to the conditions set out in Data Protection Legislation, you may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about you and how it is Processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about you that is inaccurate, incomplete or out-of-date in light of the purposes underlying the Processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the Processing, Processed for legitimate interests that, in the context of your objection, do not prove to be compelling, or Processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the Processing of your Personal Data in certain situations where you feel its Processing is inappropriate, (v) object, in certain circumstances, to the Processing of Personal Data for legitimate interests and to (vi) request portability of your Personal Data that you have actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the Processing of such Personal Data is carried out by automated means. In case of concerns, you understand that you may also have the right to lodge a complaint with the competent local Supervisory Authority. Further, to receive clarification of, or to exercise any of your rights, you should contact your local human resources representative.

(g) Alternate Basis. Finally, you understand that the Company may rely on a different basis for the Processing or transfer of Personal Data in the future where required to do so by (for example) a change in the type of Processing taking place or a change in law. You understand and agree that you will not be able to participate in the Plan if you fail to agree to a new or different lawful basis for the Processing of Personal Data.

(h) Defined Terms. For the purposes of this clause, the following terms have the following meanings: “Data Protection Legislation” means (i) the GDPR and any consequential national data protection legislation, including without limitation the Irish Data Protection Acts 1988 to 2018; (ii) or any replacement legislation applicable in Ireland from time to time, and, where applicable, any binding guidance and codes of practice issued or approved by a Supervisory Authority (or any replacement group from time to time); “GDPR” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016; “Supervisory Authority” means the Irish Data Protection Commission or any successor body authority responsible for the monitoring and enforcement of the Data Protection Legislation or an organization which fulfils a similar function in another jurisdiction appointed by equivalent Applicable Law; and “Controller”, “Data Subject”, “Personal Data” and “Processing” (or “Process” or “Processed”) shall have the meanings given to those terms in the GDPR.

15. LANGUAGE. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

16. VENUE. For purposes of any action, lawsuit or other proceeding brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction and venue of the federal court in the Northern District of Illinois, and state courts located in the state of Illinois, county of Cook and no other courts where this grant is made and/or to be performed.

17. INSIDER TRADING RESTRICTIONS / MARKET ABUSE LAW. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Ordinary Shares are listed and in applicable jurisdictions, including the United States, your country and the designated broker’s country, which may affect your ability to accept, acquire, sell or otherwise dispose of Ordinary Shares, rights to Ordinary Shares (i.e., RSU Awards) or rights linked to the value of the Ordinary Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Trading Policy, or any other applicable insider trading policy then in effect. You acknowledge that you are responsible for complying with any applicable restrictions and are encouraged to speak with your personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in your country.

18. FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Ordinary Shares or cash (including dividends and the proceeds arising from the sale of Ordinary Shares) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The Applicable Laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.

19. COUNTRY-SPECIFIC PROVISIONS. Notwithstanding any provisions of this Agreement to the contrary, if you reside or are employed outside of the United States, the RSU Award shall be subject to any terms and conditions for your country of residence (and country of employment, if different) set forth in the appendix attached hereto (the “Appendix”). Further, if you transfer residence and/or employment to another country reflected in the Appendix, the terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

20. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU Award and on any Ordinary Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.

22. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

APPENDIX

TO THE

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

2020 EQUITY INCENTIVE PLAN

RSU AWARD AGREEMENT

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the RSU Award Agreement.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSU Award granted to you under the Plan if you are an employee that works or resides outside the U.S. and/or in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the date of grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. References to your Employer shall include any entity that engages your services.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for your convenience. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in the RSU or sell any Ordinary Shares acquired upon settlement of the vested RSU.

In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the applicable laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the date of grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.

ARGENTINA

Terms and Conditions

Taxes. The following provision supplements Section 4 of the RSU Award Agreement:

You understand and agree that the Company and/or your Employer may withhold the entire amount of tax-related items due upon the vesting of any portion of the Restricted Stock Units, provided the amount withheld does not exceed any local withholding limitations on the total cash proceeds due to you at that time. The withholding of the tax-related items will not be allocated over the months remaining in the tax year following vesting, but will occur in a single withholding event at each of the vesting dates of the Restricted Stock Units.

LABOR LAW ACKNOWLEDGEMENT. THIS PROVISION SUPPLEMENTS SECTION 6 OF THE RSU AWARD AGREEMENT THAT CLARIFY THAT THE GRANT, VESTING OR SETTLEMENT OF RESTRICTED STOCK UNITS DOES NOT GIVE YOU A RIGHT TO CONTINUED SERVICE/EMPLOYMENT:

In accepting the grant of Restricted Stock Units, you acknowledge and agree that the grant of Restricted Stock Units is made by the Company in its sole discretion in light of services performed by you for the Employer and that the value of the Restricted Stock Units or any Ordinary Shares acquired under the Plan shall not constitute salary or wages from the Company or your Employer for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

If, notwithstanding the foregoing, any benefits under the Plan are considered for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on each vesting date.

Consent to receive information in English. You confirm that you have read and understand the terms and conditions of the Plan and the RSU Award Agreement, which were provided in the English language. You accept the terms of the documents accordingly and acknowledge that it is your express wish that the RSU Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Notifications

Securities Law Information. Neither the Restricted Stock Units nor the Ordinary Shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information. Following the sale of Ordinary Shares and/or the receipt of dividends, Argentine residents may be subject to certain restrictions in bringing such funds back into Argentina. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to purchase such Ordinary Shares, etc.). Argentine residents must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the exercise of the purchase rights, the subsequent sale of any Ordinary Shares acquired under the Plan and the receipt of any dividends paid on such Ordinary Shares.

Argentine residents are solely responsible for complying with the exchange control rules that may apply in connection with participation in the Plan and/or the transfer of proceeds from the sale of Ordinary Shares acquired under the Plan into Argentina. Prior to selling any Shares or transferring cash proceeds into Argentina, Argentine residents should consult their local bank and/or exchange control advisor to confirm the requirements as interpretations of the applicable Argentine Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.

FOREIGN ASSET / ACCOUNT REPORTING. ARGENTINE RESIDENTS MUST REPORT ANY SHARES ACQUIRED UNDER THE PLAN AND HELD ON DECEMBER 31ST OF EACH YEAR ON THEIR ANNUAL TAX RETURN FOR THAT YEAR. IN ADDITION, WHEN RESIDENTS ACQUIRE, SELL, TRANSFER OR OTHERWISE DISPOSE OF THE SHARES, THEY MUST REGISTER THE TRANSACTION WITH THE FEDERAL TAX ADMINISTRATION.

AUSTRIA

Notifications

Exchange Control Information. If you hold Ordinary Shares obtained under the Plan or cash (including proceeds from the Sale of Ordinary Shares) outside of Austria, you may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Ordinary Shares as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the Ordinary Shares as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

When Ordinary Shares are sold, you may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside of Austria. If the transaction volume of all your accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.

BRAZIL

Terms and Conditions

Compliance with the Law. By accepting the RSU Award, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable federal, state, local and foreign tax and social security liabilities, if any, which arise in connection with your RSU Award.

Nature of Grant. The following provision supplements Section 6 of the RSU Award Agreement:

By accepting the RSU Award, you agree that: (i) you are making an investment decision; and (ii) the value of the Ordinary Shares is not fixed and may increase or decrease over the vesting period without compensation to you. You understand that the RSU Award is granted to you by the Company and does not constitute part of your normal compensation or salary. You further understand that the RSU Award was granted by the Company as a one-time benefit.

Notifications

Exchange Control Information. If you are a Brazilian resident, you must periodically disclose to the Central Bank of Brazil a declaration of assets and rights held abroad, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Ordinary Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. The reporting is made by means of a Statement of Brazilian Capitals Abroad (“DCBE”) and must be submitted annually if the aggregate value of such assets and rights is USD $1,000,000 or more. Notwithstanding the above, the declaration is required quarterly if at the dates of March 31, June 30 and September 30, of each year, the aggregate value of such assets and rights held outside of Brazil is USD $100,000,000 or more. You should consult with a personal advisor to ensure compliance with the applicable exchange control requirements.

Securities Law Information: Please note that the offer of the RSU Award under the Plan will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (the “CVM”). Therefore, the RSU Award will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulations.

CANADA

Terms and Conditions

Termination. The following provision replaces Section 6(j) of the RSU Award Agreement in its entirety:

(j) In the event of the termination of your Continuous Service (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in the RSU Award Agreement or determined by the Company, your right to vest in the RSU Award under the Plan will terminate effective as of the earlier of (i) the date upon which you cease to provide services, or (ii) the date upon which you receive a notice of termination and will not in either case be extended by any contractual notice period in which you do not actively provide services or any period of pay in lieu of such notice (including, but not limited to Canadian statutory law, regulatory law and/or common law) mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence);

The following terms and conditions apply to employees resident in Quebec:

Language. The parties acknowledge that it is their express wish that this agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. This provision supplements Section 14 of the RSU Award Agreement:

You hereby authorize the Company or any Affiliate, including the Employer, and any agents or representatives to (i) discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan and (ii) disclose and discuss any and all information relevant to the Plan with their advisors. You further authorize the Company or any Affiliate, including the Employer, and any agents or representatives to record such information and to keep such information in your employee file.

Notifications

Securities Law Information. You are permitted to sell Ordinary Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the Company is a foreign issuer that is not public in Canada and the sale of the Ordinary Shares acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, a foreign issuer is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada and (iii) does not have a majority of its executive officers or directors ordinary resident in Canada. If any designated broker is appointed under the Plan, you shall sell such securities through the designated broker.

Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign specified property held outside Canada (including RSU Awards and Ordinary Shares acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds CAD 100,000 at any time during the year. Thus, if the CAD 100,000 cost threshold is exceeded by other foreign specified property held by the individual, RSU Awards must be reported (generally at a nil cost). For purposes of such reporting, Ordinary Shares acquired under the Plan may be reported at their adjusted cost basis. The adjusted cost basis of a share is generally equal to the fair market value of such share at the time of acquisition; however, if you own other Ordinary Shares (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted cost bases of the other Ordinary Shares. The form T1135 generally must be filed by April 30 of the following year. You should consult with your personal legal advisor to ensure compliance with applicable reporting obligations.

COLOMBIA

Terms and Conditions

Labor Law Acknowledgement. This provision supplements the acknowledgement contained in Section 6 of the RSU Award Agreement that clarify that the grant, vesting or settlement of Restricted Stock Units does not give you a right to continued service/employment:

You acknowledge that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of your “salary” for any legal purpose. Therefore, the Restricted Stock Units and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amounts which may be payable.

Notifications

Exchange Control Information. Investments in assets located outside of Colombia (including Ordinary Shares issued upon vesting of the Restricted Stock Units) are subject to registration with the Central Bank (Banco de la República) if your aggregate value of such investments is US$500,000 or more (as of December 31 of the applicable calendar year. When you sell Ordinary Shares (or other investments) held outside of Colombia, you may choose to keep the resulting sums abroad or to repatriate them to Colombia. If you choose to repatriate funds to Colombia and have not registered your investment with Banco de la República, you must file Form No. 5 with Banco de la República upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If the investment was previously registered with Banco de la República, then you must file Form No. 4 with Banco de la República upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction.

Foreign Asset / Account Reporting. You must file an annual informative return with the Colombian Tax Office detailing any assets held abroad. If the individual value of any of these assets exceeds a certain threshold, you must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.

Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the Ordinary Shares may not be offered to the public in Colombia. Nothing in the RSU Award Agreement should be construed as making a public offer of securities in Colombia.

FRANCE

Language Consent. The parties to the RSU Award Agreement acknowledge that it is their express wish that the RSU Award Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.

Foreign Asset/Account Reporting Information. If you are a French resident and maintain a foreign bank account, you must report such account to the French tax authorities when filing your annual tax return. Failure to comply with this requirement could trigger significant penalties and you should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in France.

Exchange Control Information. Cross-border payments towards or from another EU member in excess of €10,000 must be reported to the French Custom Authorities. However, this reporting obligation does not apply to wire transfers made via banks or financial institutions. So, given that the Plan is established by a US company and that, in any case, all money transfers will be made through banks or financial institutions, this reporting obligation should not apply here.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of EUR 12,500 must be reported monthly to the German Federal Bank (Bundesbank). If you receive a payment in excess of EUR 12,500 in connection with the sale of Ordinary Shares acquired under the Plan or the receipt of any cash dividends, the report must be filed electronically by the fifth day of the month following the month in which the payment was received. The form of report (Allgemeines Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.

Foreign Asset/Account Reporting Information. German residents holding Ordinary Shares must notify their local tax office of the acquisition of Ordinary Shares when they file their returns for the relevant year if the value of the Ordinary Shares exceeds EUR 150,000 or in the unlikely event that the resident holds Ordinary Shares exceeding 10% of the Company’s share capital.

IRELAND

There are no country-specific provisions.

ITALY

Plan Document Acknowledgement. By accepting the RSU Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the RSU Award Agreement in their entirety and fully understand and accept all provisions of the Plan and the RSU Award Agreement.

You acknowledge that you have read and specifically and expressly approve the following sections of the RSU Award Agreement and this Appendix, including: (6) Nature of Grant; (9) No Liability for Taxes; (11) Severability; (14) Data Privacy; (15) Language; and (16) Venue.

Foreign Asset/Account Reporting Information. If you are an Italian resident and, during any fiscal year, hold investments or financial assets outside of Italy (e.g., cash, Ordinary Shares) which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if you are not required to file a tax return).

Foreign Financial Assets Tax. The fair market value of any Ordinary Shares held outside of Italy is subject to a foreign assets tax. Financial assets include Ordinary Shares acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. You should consult with your personal tax advisor about the foreign financial assets tax.

JAPAN

Foreign Asset / Account Reporting. If you hold assets outside of Japan (e.g., Ordinary Shares acquired under the Plan) with a value exceeding JPY ¥50,000,000 (as of December 31 each year), you are required to comply with annual tax reporting obligations with respect to such assets. Such a report will be due by March 15 each year. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Japan.

Exchange Control Information. If you acquire Ordinary Shares valued at more than JPY ¥100,000,000 in a single transaction, you must file a Report Concerning Acquisition or Transfer of Securities with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Ordinary Shares.

SAUDI ARABIA

Securities Law Information. This document may not be distributed in Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

SPAIN

No Entitlement for Claims or Compensation. The following provision supplements Section 6 of the RSU Award Agreement that clarify that the grant, vesting, or settlement of your RSU Award does not give you a right to continued service/employment:

By accepting the grant of the RSU Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to make grants of RSU Awards under the Plan to individuals who may be Employees throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSU Awards will not economically or otherwise bind the Company or any Affiliate, including your employer, on an ongoing basis, other than as expressly set forth in the RSU Award Agreement. Consequently, you understand that the grant of RSU Awards is made on the assumption and condition that the RSU Awards shall not become part of any employment contract (whether with the Company or any Affiliate, including your employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the RSU Awards, which are gratuitous and discretionary, since the future value of the RSU Awards and the underlying Ordinary Shares is unknown and unpredictable.

You understand and agree that, as a condition of the grant of the RSU Awards, your termination of Continuous Service for any reason (including for the reasons listed below) will automatically result in the cancellation and loss of any RSU Awards that may have been granted to you and that were not fully vested on the date of termination of your Continuous Service. In particular, you understand and agree that, unless otherwise expressly provided for by the Company at the Date of Grant, the RSU Awards will be cancelled without entitlement to the shares or to any amount as indemnification if you terminate employment by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

You also understand that this grant of a RSU Award would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the grant, the RSU Award and any right to the underlying Ordinary Shares shall be null and void.

Securities Law Information. The RSU Award described in the RSU Award Agreement and this Appendix does not qualify under Spanish regulations as securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The RSU Award Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Foreign Assets Reporting. You may be subject to certain tax reporting requirements with respect to assets or rights that you hold outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Shares acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested awards (e.g., RSU Awards, etc.) are not considered assets or rights for purposes of this reporting requirement.

If applicable, you must report the assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if (a) the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31, or (b) upon disposition of the previously-reported rights or assets. You are encouraged to consult with your personal advisor to determine any obligations in this respect.

Share Reporting Requirement. You must declare the acquisition, ownership and disposition of Ordinary Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6. Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Ordinary Shares acquired or disposed of during the prior year; however, if the value of the Ordinary Shares acquired or the amount of the sale proceeds exceeds the threshold in force from time to time (or you hold 10% or more of the share capital of the Company or other such amount that would entitle you to join the Board), the declaration must be filed within one month of the acquisition or disposition, as applicable. You should consult with your personal advisor to determine your obligations in this respect.

Foreign Assets and Transaction Reporting. You may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Ordinary Shares) and any transactions with non-Spanish residents (including any payments of cash or shares made to you by the Company or a U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, you will generally be required to report all of your foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. You will generally only be required to report on an annual basis (by January 20 of each year); however, if the balances in your foreign accounts together with value of your foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, you acknowledge that more frequent reporting will be required.

SWITZERLAND

Terms and Conditions

Taxes. The following provision supplements Section 4 of the Agreement:

By accepting the grant the RSU Award, you agree to be bound by any tax ruling obtained by the Company, your Employer or any Affiliate for the canton in which you reside with respect to the RSU Award and to sign any agreements, forms and/or consents that may be requested by the Company or your Employer or any Affiliate in connection with such ruling(s). You may obtain a copy of any tax rulings that may be applicable to you by contacting your Employer. If you reside in a canton other than the one in which you are currently working, you are advised to contact your personal tax advisor to determine the tax treatment that will be applicable to the RSU Award.

Notifications

Securities Law Information. The RSU Award is not intended to be publicly offered in or from Switzerland. Because it is considered a private offering, it is not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the RSU Award (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

RSU AWARD GRANT NOTICE

(2020 EQUITY INCENTIVE PLAN)

Employee Name: <first_name>, <last_name>

Employee ID: <emp_id>

Award Number: <award_id>

Horizon Therapeutics Public Limited Company (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2020 Equity Incentive Plan (the “Plan”) and its form of Award Agreement for RSU Awards, including if you are an employee that works or resides outside the U.S., any additional terms and conditions applicable to you as set forth in the appendix attached thereto (the “Agreement”), all of which documents are available on the Charles Schwab & Co., Inc. website. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

RSU AWARD TERMS: Effective <award_date>, you have been granted <shares_awarded> RSUs. Your RSUs will vest as follows, subject to your Continuous Service through the applicable vesting dates:

RSUs Vest Date

<vesting_schedule>

Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Plan and Agreement which are incorporated herein in their entirety.

IMPORTANT REMINDER: You must electronically accept the RSU Award by logging into your Charles Schwab & Co., Inc account. In order to avoid forfeiture of your RSU Award, you must electronically accept your RSU Award at least 30 days prior to your first vesting date.

EMPLOYEE ACKNOWLEDGEMENTS: By your electronic acceptance of the RSU Award <award_id> through your Charles Schwab & Co., Inc account. you thereby acknowledge that you understand and agree to each of the following as of <award_date>:

•

The Purchase Price per Ordinary Share that may be issued in settlement of your RSU Award is equal to the nominal value per Ordinary Share as of the <award_date> and is subject to adjustment as provided in Section 6 of the Plan.

•

The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are incorporated herein in their entirety, made a part of this document and available on the Charles Schwab & Co., Inc. website and may be viewed and printed by you. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•

You consent to receive the RSU Award Agreement, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by Charles Schwab & Co., Inc., another third party designated by the Company, or otherwise established and maintained by the Company.

•

You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus, all of which are available on the Charles Schwab & Co., Inc. website. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Ordinary Shares and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award, and (iii) the Company’s Incentive Compensation Recoupment Policy, any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law.

CHARLES SCHWAB & CO., INC. BROKERAGE ACCOUNT

The Company currently utilizes Charles Schwab & Co., Inc. as its online broker. Charles Schwab & Co., Inc. offers an internet website for viewing equity award data and for buying or selling the shares subject to your equity awards.

QUESTIONS

Contact the Company’s Senior Manager, Accounting and Equity Plan Administrator Garry Devine at                      or email                                           with any further questions regarding your equity awards.